Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 15, 1998
                            Servicer Certificate #2

Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $488,059,586.49
Beginning Pool Factor                                           0.9744346

Principal and Interest Collections:
     Principal Collected                                   $12,992,997.15
     Interest Collected                                     $3,916,518.09

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                            $960.90
Total Additional Deposits                                         $960.90

Repos / Chargeoffs                                            $658,542.49
Aggregate Number of Notes Charged Off                                  22

Total Available Funds                                      $16,842,430.17

Ending Pool Balance                                       $474,476,092.82
Ending Pool Factor                                              0.9473145

Servicing Fee                                                 $406,716.32

Repayment of Servicer Advances                                 $68,045.97

Reserve Account:
     Beginning Balance  (see Memo Item)                    $20,066,623.23
     Target Percentage                                               5.25%
     Target Balance                                        $24,909,994.87
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                            $0.00
     Ending Balance                                        $20,066,623.23

Current Weighted Average APR:                                       9.568%
Current Weighted Average Remaining Term (months):                   48.65

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,949,873.52      1,723
                                31 - 60 days            $358,209.02        312
                                60+  days                $39,439.44         33

     Total:                                           $2,347,521.98      1,723

     Balances:                  60+  days             $1,060,566.38         33

Memo Item - Reserve Account
     Prior Month                                     $19,632,575.63
+    Invest. Income                                           $0.00
+    Excess Serv.                                       $434,047.60
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $20,066,623.23

Exhibit 20.8
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 1998

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                 5.940%             6.100%

Beginning Pool Balance                         $488,059,586.49
Ending Pool Balance                            $474,476,092.82

Collected Principal                             $12,924,951.18
Collected Interest                               $3,916,518.09
Charge - Offs                                      $658,542.49
Liquidation Proceeds / Recoveries                      $960.90
Servicing                                          $406,716.32
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $16,435,713.85

Beginning Balance                              $488,059,586.49     $470,977,383.87     $17,082,202.62

Interest Due                                     $2,418,172.58       $2,331,338.05         $86,834.53
Interest Paid                                    $2,418,172.58       $2,331,338.05         $86,834.53
Principal Due                                   $13,583,493.67      $13,108,071.39        $475,422.28
Principal Paid                                  $13,583,493.67      $13,108,071.39        $475,422.28

Ending Balance                                 $474,476,092.82     $457,869,312.48     $16,606,780.34
Note / Certificate Pool Factor                                              0.9473             0.9473
   (Ending Balance / Original Pool Amount)
Total Distributions                             $16,001,666.25      $15,439,409.44        $562,256.81

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $434,047.60
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $20,066,623.23
(Release) / Draw                                         $0.00
Ending Reserve Acct Balance                     $20,066,623.23

Exhibit 20.8
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                        5               4               3                   2                   1
                                     Feb-98          Mar-98          Apr-98              May-98              Jun-98
Beginning Pool Balance                 N/A              N/A             N/A         $500,864,370.04     $488,059,586.49

A)   Loss Trigger:
Principal of Contracts Charged Off     N/A              N/A             N/A             $504,548.19         $658,542.49
Recoveries                             N/A              N/A             N/A                   $0.00             $960.90

Total Charged Off (Months 5, 4, 3)                    $0.00
Total Recoveries (Months 3, 2, 1)                   $960.90
Net Loss / (Recoveries) for 3 Mos                  ($960.90)(a)

Total Balance (Months 5, 4, 3)                        $0.00(b)

Loss Ratio Annualized  [(a/b) * (12)]                   N/A

Trigger:  Is Ratio > 1.5%                               N/A
                                                                     Apr-98              May-98              Jun-98

B)   Delinquency Trigger:                                             $0.00           $1,205,270.88       $1,060,566.38
     Balance delinquency 60+ days                                  0.00000%                0.24064%            0.21730%
     As % of Beginning Pool Balance                                0.00000%                0.08021%            0.15265%
     Three Month Average

Trigger:  Is Average > 2.0%                             N/A

C)   Noteholders Percent Trigger:                    4.0064%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer